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                                                                Exhibit 10(t)


                      PURCHASE AND CONTRIBUTION AGREEMENT


                         DATED AS OF DECEMBER 18, 1996


                                     AMONG


           THE CORPORATIONS IDENTIFIED ON THE SIGNATURE PAGES HEREOF,

                              AS THE ORIGINATORS,


                                      AND


                            FTL RECEIVABLES COMPANY,

                                AS THE PURCHASER


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                               TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

                                   ARTICLE I

                      AGREEMENT TO PURCHASE AND CONTRIBUTE


         1.1.  Agreement to Purchase and Sell......................        2
         1.2.  Timing of Purchases.................................        3
         1.3.  Consideration for Purchases.........................        3
         1.4.  Purchase and Sale Termination Date..................        3
         1.5.  Intention of the Parties............................        3
         1.6.  Incidents of Ownership..............................        4

                                   ARTICLE II

                         CALCULATION OF PURCHASE PRICE
         2.1. Calculation of Purchase Price........................        4


                                  ARTICLE III

                          CONTRIBUTION OF RECEIVABLES;
                           PAYMENT OF PURCHASE PRICE

         3.1.  Contribution of Receivables.........................        5
         3.2.  Initial Purchase Price Payment......................        5
         3.3.  Subsequent Purchase Price Payments..................        5
         3.4.  Settlement as to Specific Receivables and Dilution..        6
         3.5.  Reconveyance of Receivables.........................        8
         3.6.  Payments and Computations, etc......................        8

                                   ARTICLE IV

                            CONDITIONS OF PURCHASES

         4.1.  Conditions Precedent to Initial Purchase............        9
         4.2.  Certification as to Representations and Warranties..       10


                                   ARTICLE V
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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                         PAGE
                                                                         ----
                 REPRESENTATIONS AND WARRANTIES OF ORIGINATORS

         5.1.   Organization and Good Standing.....................       10
         5.2.   Due Qualification..................................       11
         5.3.   Power and Authority; Due Authorization.............       11
         5.4.   Valid Sale or Contribution; Binding Obligations....       11
         5.5.   No Violation.......................................       11
         5.6.   Proceedings........................................       11
         5.7.   Bulk Sales Act.....................................       12
         5.8.   Government Approvals...............................       12
         5.9.   Financial Condition................................       12
         5.10.  Margin Regulations.................................       12
         5.11.  Quality of Title...................................       12
         5.12.  Accuracy of Information............................       13
         5.13.  Offices............................................       13
         5.14.  Trade Names........................................       13
         5.15.  Taxes..............................................       14
         5.16.  Licenses and Labor Controversies...................       14
         5.17.  Compliance with Applicable Laws....................       14
         5.18.  Reliance on Separate Legal Identity................       14
         5.19.  Purchase Price.....................................       15
         5.20.  Eligibility of Receivables.........................       15


                                   ARTICLE VI

                            COVENANTS OF ORIGINATORS

         6.1.  Affirmative Covenants...............................       15
         6.2.  Reporting Requirements..............................       17
         6.3.  Negative Covenants..................................       18


                                  ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES
         7.1.  Rights of the Company...............................       20
         7.2.  Responsibilities of Originators.....................       20
         7.3.  Further Action Evidencing Purchases.................       21
         7.4.  Application of Collections..........................       22
         7.5.  Remedies Cumulative.................................       22

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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                         PAGE
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                                  ARTICLE VIII

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

         8.1.  Organization and Good Standing.......................      22
         8.2.  Due Qualification....................................      22
         8.3.  Power and Authority:  Due Authorization..............      22
         8.4.  Valid Sale or Contribution; Binding Obligations......      23
         8.5.  Purchase Price.......................................      23

                                   ARTICLE IX

                                INDEMNIFICATION

         9.1. Indemnities by Originators............................      23


                                   ARTICLE X

                                 MISCELLANEOUS

        10.1.   Amendments, etc.....................................      27
        10.2.   Notices, etc........................................      27
        10.3.   No Waiver; Cumulative Remedies......................      28
        10.4.   Binding Effect; Assignability.......................      28
        10.5.   Governing Law.......................................      28
        10.6.   Costs, Expenses and Taxes...........................      28
        10.7.   Consent to Jurisdiction; Waiver of Immunities.......      29
        10.8.   Waiver of Jury Trial................................      29
        10.9.   Captions and Cross References; Incorporation
                by Reference........................................      29
        10.10.  Execution in Counterparts...........................      30
        10.11.  Acknowledgment and Agreement........................      30




                                   SCHEDULES

        SCHEDULE 5.13  Office Locations

        SCHEDULE 5.14  Trade Names


                                    EXHIBITS


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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                         PAGE
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               EXHIBIT A  Form of Purchase Report

               EXHIBIT B  Form of FTL Note

               EXHIBIT C  Form of Opinion of Originator's Counsel







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                      PURCHASE AND CONTRIBUTION AGREEMENT


     THIS PURCHASE AND CONTRIBUTION AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of December 18, 1996, is among the corporations identified on the signature pages hereof as the Originators (each an "Originator" and collectively, the "Originators"), and FTL RECEIVABLES COMPANY, a Delaware corporation (the "Company"), as purchaser.


                                  Definitions

     Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Appendix A to the Receivables Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the Company, Union Underwear Company, Inc., a New York corporation ("Union"), as initial Servicer, BARTON CAPITAL CORPORATION, as purchaser (together with its successors and assigns, the "Purchaser"), and SOCIETE GENERALE, as agent for Purchaser (together with its successors and assigns, the "Agent").


                                   Background

     1. The Company is a special purpose corporation, all of the capital stock of which is wholly-owned by Union.

     2. On the Initial Closing Date, Union, in its capacity as an Originator, is transferring certain Receivables and Related Rights to the Company as a contribution to the Company in return for 1,000 shares of the common stock of the Company.

     3. In order to finance their respective businesses, Originators wish to sell certain Receivables and Related Rights from time to time to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase such Receivables and Related Rights from Originators.

     4. The Company intends to sell to Purchaser an undivided variable percentage interest in its Receivables and Related Rights pursuant to the Receivables Purchase Agreement in order to finance its purchases of certain Receivables and Related Rights hereunder.

     5. The Company and the Purchaser have appointed Union as the initial servicer (together with any successor servicer appointed

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under the Receivables Purchase Agreement, or if such agreement is no longer in effect, appointed by the Company in its sole discretion, the "Servicer") of Receivables and Related Rights pursuant to the Receivables Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                      AGREEMENT TO PURCHASE AND CONTRIBUTE

   1.1. Agreement to Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement (including Article IV), and in consideration of the Purchase Price, each Originator agrees to sell to the Company, and does hereby sell to the Company, and the Company agrees to purchase from each Originator, and does hereby purchase from each Originator, without recourse and without regard to collectibility, all of each such Originator's right, title and interest in and to:

    (a) each Receivable of Originator that existed and was owing to Originator as of the close of Originator's business on December 18, 1996 (the "Initial Closing Date") (other than the Receivables and Related Rights contributed by Union to the Company pursuant to Section 3.1 (the "Contributed Receivables"));

    (b) each Receivable created or originated by each such Originator from the close of each such Originator's business on the Initial Closing Date to and including the Purchase and Sale Termination Date with respect to such Originator;

    (c) all rights to, but not the obligations under, all Related Assets;

    (d) all monies due or to become due with respect to any of the foregoing;

    (e) all books and records related to any of the foregoing; and


    (f) all proceeds thereof (as defined in the UCC) received on or after the date hereof including, without limitation, all funds which either are received by each such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments, if any, that each such Originator or the Servicer (if other than the applicable Originator) applies in

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the ordinary course of its businessto amounts owed in respect of any
Receivable).

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originator selling, or, in the case of Union in its capacity as an Originator, contributing and selling, the applicable Receivables set forth in each Transaction Document. The Company's foregoing commitment to purchase such Receivables and the proceeds and rights described in subsections (c) through (f) of this Section 1.1 (collectively, the "Related Rights") is herein called the "Purchase Facility."

  1.2.  Timing of Purchases.

    (a) Initial Closing Date Purchases. Each Originator's entire right, title and interest in (i) each Receivable that existed and was owing to such Originator as of the close of such Originator's business on the Initial Closing Date, (other than, with respect to Union in its capacity as an Originator, Contributed Receivables), and (ii) all Related Rights with respect thereto shall have been sold to the Company on the Initial Closing Date.

    (b) Regular Purchases. After the Initial Closing Date, each Receivable created or originated by each Originator and described in Section 1.1(b) hereof and all Related Rights shall be purchased and owned by the Company (without any further action) upon the creation or origination of such Receivable.

  1.3. Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to the applicable Originator, and to reflect all contributions, in accordance with Article III.

  1.4. Purchase and Sale Termination Date.  The "Purchase and Sale
Termination Date" shall be, separately with respect to each Originator, the Payment Date immediately following the day on which such Originator shall have given notice to the Company or the Company shall have given notice to such Originator that such Originator or the Company, as the case may be, desires to terminate this Agreement with respect to the Receivables and Related Rights originated by the applicable Originator.

     As used herein, "Payment Date" means (i) the Initial Closing Date and (ii) each Business Day thereafter that the applicable Originator is open for business.

  1.5. Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables (other than Contributed Receivables) and Related Rights by each Originator to the Company, as contemplated by this Agreement be, and be treated

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as, sales and not as secured loans secured by the Receivables and Related
Rights for all purposes (including tax and accounting). Each party hereto agrees to account for such transfers as sales on all reports and financial statements. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, each Originator hereby grants to the Company a first priority security interest in all of such Originator's right, title and interest in and to the Receivables and the Related Rights now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of such Originator's obligations hereunder.

   1.6. Incidents of Ownership. The Company shall have no obligation to account for, to replace, to substitute or to return all or any portion of the Receivables or Related Rights to any Originator (except as expressly provided herein), without regard to whether the Collections and other proceeds of such Receivables are in excess of the Purchase Price paid therefor. The Company shall have the sole right vis a vis each Originator to retain any gains or profits created by buying, selling or holding all or any portion of the Receivables and Related Rights purchased by it hereunder.

                                  ARTICLE II.

                         CALCULATION OF PURCHASE PRICE

   2.1. Calculation of Purchase Price. On or prior to the fifteenth Business Day of each month (the "Purchase Report Date"), the Servicer shall deliver to the Company, the Agent and Originators a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the matters set forth therein and the Company's purchases of Receivables from Originators that have been made during the immediately preceding calendar month.

     The "Purchase Price" (to be paid to each Originator in accordance with the terms of Article III) for the Receivables and the Related Rights that are purchased from such Originator hereunder shall be determined in accordance with the following formula:


     PP      =    UB X FMVD

     where:
     ------

     PP      =    Purchase Price for each Receivable as calculated on the
                  relevant Payment Date.

     UB      =    the Unpaid Balance of such Receivable.


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     FMVD    =    Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of
                  (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date plus 1.0% and (B) a fraction, the numerator of which is the Average Maturity (calculated as of the last day of the calendar month next preceding such Payment Date) and the denominator of which is 365.


     "Prime Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, or if such rate is unavailable, the rate of interest most recently announced by SG at its branch office in New York, New York as its reference rate.

                                  ARTICLE III.

                          CONTRIBUTION OF RECEIVABLES;
                           PAYMENT OF PURCHASE PRICE

   3.1. Contribution of Receivables. On the Initial Closing Date, Union shall, and hereby does, contribute to the capital of the Company, Receivables and Related Rights with respect thereto consisting of each Receivable of Union that existed and was owing to Union on the Initial Closing Date, beginning with the oldest of such Receivables and continuing chronologically thereafter, and all or an undivided interest in the most recent of such contributed Receivables such that the aggregate Unpaid Balance of all such contributed Receivables shall be equal to $27,500,000.

   3.2. Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the purchase of Receivables to be made from such Originator on the Initial Closing Date, partially in cash in the amount of the proceeds of the Purchase with respect to the applicable Receivables and Related Rights made by the Purchaser on the Initial Closing Date under the Receivables Purchase Agreement, and partially by issuing a promissory note in the form of Exhibit B to each Originator with an initial principal balance equal to the remaining Purchase Price due to such Originator (as such promissory note may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called the "FTL Note").

    3.3. Subsequent Purchase Price Payments. On each Business Day falling after the Initial Closing Date and on or prior to the

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Purchase and Sale Termination Date with respect to each Originator, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables sold by such Originator to the Company on such Business Day, in cash, in the aggregate amount of Collections received on or prior to such day (that constitute available funds) less an amount equal to the accrued obligations of the Company (including, without limitation, the Servicer's Fee) and any amounts to be held for or distributed to the Purchaser under the Receivables Purchase Agreement. To the extent any of such Purchase Price remains unpaid (or if any payment in respect thereof is made in excess of the Purchase Price payable to any Originator attributable to Receivables), such remaining portion of such Purchase Price shall be paid (or such excess shall be reflected, as the case may be) by means of an automatic increase (or decrease, as applicable) to the outstanding principal amount of the FTL Note given by the Company to such Originator; provided, however, if on any Purchase Report Date any FTL Note has been reduced to below zero as of the last day of the prior month, the amount that otherwise would have decreased the outstanding principal amount of such FTL Note to below zero as of such last day shall be paid by the applicable Originator to the Company in cash.

     On each Purchase Report Date with respect to purchases and payments made during the immediately preceding month, Servicer shall make all appropriate record keeping entries with respect to the FTL Notes or otherwise to reflect the foregoing payments and adjustments pursuant to Section 3.4, and Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on each FTL Note at any time. Furthermore, Servicer shall hold each FTL Note for the benefit of the applicable Originator, and all payments under each FTL Note shall be made to the Servicer for the account of the applicable payee thereof. Each Originator hereby irrevocably authorizes Servicer to mark the FTL Note given to such Originator "CANCELLED" and to return such FTL Note to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date with respect to such Originator.

   3.4. Settlement as to Specific Receivables and Dilution.

    (a) If on the day of purchase or contribution of any Receivable from an Originator hereunder, any of the representations or warranties set forth in
Section 5.4, 5.11 or 5.20 is not true with respect to such Receivable or as a result of any action or inaction of such Originator, on any day any of the representations or warranties set forth in Section 5.4, 5.11 or 5.20 is no longer true with respect to such a Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Unpaid Balance of such Receivable (the "Contributed Value")) with respect to such Receivables shall be reduced by an amount equal to the Unpaid

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Balance of such Receivable and shall be accounted to such Originator as provided in subsection (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Originator.

    (b) If, on any day, the Unpaid Balance of any Receivable (including any Contributed Receivable) purchased (or contributed) hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, any incorrect billing, or any discount or other adjustment made by an Originator or Servicer or any setoff or dispute between an Originator or the Servicer and an Obligor as indicated on the books of the Servicer (or, for periods prior to the Initial Closing Date, the books of an Originator), then the Purchase Price or the Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to Originator as provided in subsection (c) below.

    (c) Any reduction in the Purchase Price (or Contributed Value) of any Receivable pursuant to subsection (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from the applicable Originator hereunder; provided, however if there have been no purchases of Receivables (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit

          (i) shall be paid in cash to the Company by the applicable Originator in the manner and for application as described in the following proviso, or

         (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the applicable FTL Note, to the extent that such payment is permitted under Section 7.03(f) of the Receivables Purchase Agreement;

provided, further, that at any time (y) when a Liquidation Event or Unmatured Liquidation Event exists or (z) on or after the Purchase and Sale Termination Date with respect to the applicable Originator, the amount of any such credit shall be paid by the applicable Originator to the Company by deposit in immediately available funds into the Collection Account for application by Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

    (d) Each Purchase Report shall include, in respect of the Receivables previously generated by each Originator (including the Contributed Receivables), a calculation of the aggregate reductions described in subsection
(a) or (b) relating to such Receivables

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during the preceding calendar month, as indicated on the books of the Servicer
(or, for such period prior to the Initial Closing Date, the books of each Originator).

   3.5. Reconveyance of Receivables. In the event that an Originator has paid (including, without limitation, by credit against the Purchase Price or reduction in the applicable FTL Note) to the Company the full Unpaid Balance of any Receivable pursuant to Section 3.4, the Company shall reconvey such Receivable and Related Rights with respect thereto to the applicable Originator, without representation or warranty, but free and clear of all liens created by the Company.

   3.6. Payments and Computations, etc.

    (a) All amounts to be paid or deposited by an Originator hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in lawful money of the United States of America in same day funds.

    (b) Each Originator shall, to the extent permitted by law, pay to the Company interest on all amounts not paid or deposited by it when due hereunder, such interest to be calculated at the Default Rate from (and including) the date due and payable to the date paid and such interest shall be payable on demand; provided that the applicable interest rate shall not at any time exceed the maximum rate permitted by applicable law.

    (c) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

    (d) Each Originator hereby irrevocably and unconditionally waives and relinquishes to the fullest extent it may legally do so (i) any express or implied vendor's lien, and any other lien, security interest, charge or encumbrance, which would otherwise be imposed on or affect any Receivable or Related Right on account of any unpaid amount of the Purchase Price therefor or on account of any other unpaid amounts otherwise payable by the Company under or in connection with this Agreement or otherwise and (ii) with respect to the obligations of such Originator to make payments or deposits under this Agreement (including, without limitation, payments under Section 9.1), any set-off, counterclaim, recoupment, defense and other right or claim which such Originator may have against the Company as a result of or arising out of the failure of the Company to pay any amount on account of any Purchase Price under Sections 3.2 and 3.3 or any other amount payable by the Company to Originator under this Agreement or otherwise.

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                                  ARTICLE IV.

                            CONDITIONS OF PURCHASES

   4.1. Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company shall have received, on or before the Initial Closing Date, the following, each (unless otherwise indicated) dated the Initial Closing Date, and each in form, substance and date satisfactory to the Company:

    (a) A copy of the resolutions of the Board of Directors of each Originator approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

    (b) Status certificates for each Originator issued as of a recent date by the Secretary of State of the states determined with respect to such Originator by the Company in its reasonable discretion;

    (c) A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Originator's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Company and Servicer (if other than such Originator) may conclusively rely until such time as the Company and the Servicer shall receive from such Originator a revised certificate meeting the requirements of this subsection (c));

    (d) The certificate of incorporation of each Originator, duly certified by the Secretary of State of the state of its incorporation as of a recent date, together with a copy of the by-laws of Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator;

    (e) Copies of the proper financing statements (Form UCC-1) that have been duly executed and name each Originator as the assignor and the Company as the assignee (and Purchaser as assignee of the Company) of the Receivables generated by such Originator and Related Rights or other, similar instruments or documents, as may be necessary or, in Servicer's or the Agent's opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables in which an ownership interest may be assigned to it hereunder;

    (f) Written search reports from a Person satisfactory to Servicer and the Agent listing all effective financing statements

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that name each Originator as debtor or assignor and that are filed in the jurisdictions in which filings  were made pursuant to the foregoing subsection
(e), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e), shall cover any Receivable or any Related Right), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Agent showing no evidence of such liens filed against such Originator;

    (g) Favorable opinions of Katten, Muchin & Zavis, counsel to the Originators in the form of Exhibit C;

    (h) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company's satisfaction; and

    (i) A certificate from an officer of each Originator to the effect that Servicer and such Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO FTL RECEIVABLES COMPANY AND AN INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO BARTON CAPITAL CORPORATION."

   4.2. Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights) shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day.

                                   ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF ORIGINATORS

     In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, each Originator, in its capacity as a seller under this Agreement, hereby makes, severally with respect to itself alone, the representations and warranties set forth in this Article V.

   5.1. Organization and Good Standing. Each Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority, and the legal right, to own and operate its property,

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to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

   5.2. Due Qualification. Each Originator is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction where the ownership or leasing of property or the character of its operations makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

   5.3. Power and Authority; Due Authorization. Each Originator has (i) all necessary power, authority and legal right to (A) execute, deliver and perform its obligations under each Transaction Document to which it is a party, and (B) to generate, own, sell, contribute (in the case of Union) and assign Receivables and Related Rights on the terms and subject to the conditions herein provided; and (ii) duly authorized by all necessary corporate action execution, delivery and performance of the Transaction Documents and the sale, contribution (in the case of Union) and assignment of Receivables and Related Rights on the terms and conditions herein provided.

   5.4. Valid Sale or Contribution; Binding Obligations. Each sale or contribution (in the case of Union), as the case may be, of Receivables and Related Rights made by each Originator pursuant to this Agreement shall constitute a valid sale or contribution (in the case of Union), as the case may be, transfer, and assignment thereof to the Company, enforceable against creditors of, and purchasers from, such Originator; and this Agreement constitutes, and each other Transaction Document to be signed by such Originator when duly executed and delivered will constitute, a legal, valid and binding obligation of such Originator enforceable in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

   5.5. No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which each Originator is a party as seller, and the fulfillment of the terms hereof or thereof will not
(a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under
(i) such Originator's certificate of incorporation or by-laws, or (ii) any Contractual Obligation, (b) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such Contractual Obligation, other than the Transaction Documents, or (c) violate any Requirement of Law.

   5.6. Proceedings. There is no litigation or, to each Originator's knowledge, any proceeding or investigation pending before any Governmental Authority (a) asserting the invalidity of any Transaction Document to which such Originator is a party as seller, (b) seeking to prevent the sale or contribution of Receivables and Related Rights to the Company or the consummation of any of the other transactions contemplated by any Transaction Document to which such Originator is a party as seller, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

   5.7. Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

   5.8. Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in
Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for each Originator's due execution, delivery and performance of any Transaction Document to which it is a party, as seller.

   5.9. Financial Condition.

    (a) On the date hereof, and on the date of each sale of Receivables by each Originator to the Company (both before and after giving effect to such sale), such Originator shall not be Insolvent.

    (b) The consolidated balance sheet of FTL and its consolidated subsidiaries as of September 30, 1996, and the related statement of earnings and cash flows of FTL and its consolidated subsidiaries for the nine (9) months ended September 30, 1996, copies of which will be furnished to the Company on the Initial Closing Date, present fairly the consolidated financial position of FTL and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles; and since such date to the Initial Closing Date, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

  5.10. Margin Regulations. No use of any funds acquired by an Originator under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

  5.11. Quality of Title.

    (a) Each Receivable (together with the Related Rights) which is to be sold or contributed to the Company hereunder is or shall be owned by the applicable Originator, free and clear of any Adverse Claim. Whenever the Company makes a purchase, or accepts a contribution, hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables generated by the applicable Originator and all Collections related thereto, and in such Originator's entire right, title and interest in and to the other Related Rights with respect thereto.

    (b) No effective financing statement or other instrument similar in effect covering any Receivable generated by an Originator or any right related to any such Receivable is on file in any recording office except such as may be filed in favor of the Company or such Originator, as the case may be, in accordance with this Agreement or in favor of the Purchaser in accordance with the Receivables Purchase Agreement.

   5.12. Accuracy of Information. No factual written information furnished or to be furnished in writing by an Originator, as seller, to the Company, the Purchaser or the Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other such factual written information hereafter furnished (and prepared) by such Originator, as seller, to the Company, the Purchaser, or the Agent pursuant to or in connection with any Transaction Document, taken as a whole, will be inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Company at or prior to such time) as of the date as of which such information is dated or certified, or shall contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information, in the light of the circumstances under which any statement therein was made, not materially misleading on the date as of which such information is dated or certified.

   5.13. Offices. Each Originator's principal place of business and chief executive office is located at the address set forth under such Originator's signature hereto, and the offices where such Originator keeps all its books, records and documents evidencing the Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified on Schedule 5.13 (or at such other locations, notified to Servicer (if other than Originator) and the Agent in accordance with Section 6.1(f), in jurisdictions where all action required by Section 7.3 has been taken and completed).

   5.14. Trade Names. Except as disclosed on Schedule 5.14, no Originator uses any trade name other than its actual corporate name. From and after the date that fell five (5) years before the date hereof, no Originator has been known by any legal name other than its corporate name as of the date hereof, nor has any Originator been the subject of any merger or other corporate reorganization except as disclosed on Schedule 5.14.

     5.15. Taxes. Each Originator has filed all material tax returns and reports required by law which are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its properties or assets and all other taxes, fees and other charges imposed on its or any of their respective properties by any Governmental Authority other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves in conformity with GAAP have been provided on the books of such Originator and no tax Lien has been filed or received. There is no proposed tax assessment against such Originator which could reasonably be expected to have a Material Adverse Effect.

     5.16. Licenses and Labor Controversies.

        (a) Each Originator owns or is licensed to use all trademarks, tradenames, copyrights, technology, know-how, patents and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or be licensed to use, would not be reasonably likely to have a Material Adverse Effect; and

        (b) Except to the extent that such practices, circumstances, events or questions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (1) no Originator is engaged in any unfair labor practice and (2) no significant strike, labor dispute, slowdown or stoppage is pending against an Originator, or to the best knowledge of each Originator, threatened against it.

     5.17. Compliance with Applicable Laws.  Each Originator is in compliance, in all material respects, with the requirements of (i) all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts) (excluding with respect to environmental matters which are covered by clause (ii)), and (ii) to the best of its knowledge, all
  applicable environmental laws, rules,   regulations and orders of all
  governmental authorities.

     5.18. Reliance on Separate Legal Identity. Each Originator is aware that Purchaser and the Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from such Originator.

     5.19. Purchase Price. The purchase price payable by the Company to each Originator hereunder is intended by the Originators to be consistent with the terms that would be obtained in an arm's length sale. The Servicer's Fee payable to the Servicer is intended to be consistent with terms that would be obtained in an arm's length servicing arrangement.

     5.20. Eligibility of Receivables. Unless otherwise identified to the Company on the date of the purchase hereunder, each Receivable purchased hereunder is on the date of purchase an Eligible Receivable and, so long as Union is the Servicer, each Pool Receivable included as an Eligible Receivable in the calculation of Net Receivables Pool Balance shall be an
  Eligible       Receivable as of the date of such calculation.

                                  ARTICLE VI.

                            COVENANTS OF ORIGINATORS

     6.1. Affirmative Covenants. From the date hereof until the first day following the Liquidation Termination Date, each Originator shall, unless the Company and the Agent shall otherwise consent in writing (except that if the Purchase and Sale Termination Date shall occur with respect to less than all of the Originators, then any such Originators with respect to which the Purchase and Sale Termination Date shall have occurred shall no longer be subject to the restrictions set forth in this Section 6.1 following the date upon which all Receivables sold by such Originators to the Company shall have been paid in full or have become Defaulted Receivables):

        (a) Compliance with Laws, Etc. Comply in all material respects with all Requirements of Law, including those with respect to the Receivables generated by it and the related Contracts and other agreements related thereto, except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

        (b) Preservation of Corporate Existence. Continue to engage in the business of the same type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its businesses and with all Contractual Obligations except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

        (c) Receivables Review. (i) At any time and from time to time (but not more, with respect to an Originator, than twice during the term of this Agreement so long as no Liquidation Event has occurred and is continuing) during regular business hours, upon reasonable prior notice, permit the Company and/or the Agent, or their respective agents or representatives, (A) to examine, to audit and make copies of and abstracts from all books, records and documents
(including, without limitation, computer tapes and disks) in the possession or under the control of an Originator relating to the Receivables and Related Rights, including, without limitation, the Contracts and other agreements related thereto, and (B) to visit such Originator's offices and properties for the purpose of examining such materials described in the foregoing clause (A) and discussing matters relating to the Receivables and Related Rights or such Originator's performance hereunder with any of the officers or employees of such Originator having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time on request of the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct a review of its books and records with respect to the Receivables and Related Rights; provided, however, that unless a Liquidation Event has occurred and is continuing, such review shall occur at the expense of the applicable Originator no more than once in any calendar year.

    (d) Keeping of Records and Books of Account. Maintain an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof.

    (e) Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the related Contracts and all other agreements related to the Receivables and Related Rights.

    (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables and Related Rights, at the address(es) referred to in
Schedule 5.13 or, upon 30 days' prior written notice to the Company and the Agent, at such other locations in jurisdictions where all action required by
Section 7.3 shall have been taken and completed.

    (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables and the related Contracts.

    (h) Separate Corporate Existence of the Company. Take such actions as shall be required in order that:

          (i) the Company's operating expenses (other than certain organization expenses and expenses incurred in connection with the preparation, negotiation and delivery of the Transaction Documents) will not be paid by any Originator;

         (ii) the Company's books and records will be maintained separately from those of Originators;

        (iii) all financial statements of any Originator, if any, that are consolidated to include the Company will contain detailed notes clearly stating that (A) all of the Company's assets are owned by the Company, and
     (B) the Company is a separate entity with creditors who have received interests in the Company's assets;

         (iv) Each Originator will strictly observe corporate formalities in its dealing with the Company;

          (v) Each Originator shall not commingle its funds with any funds of the Company;

         (vi) Each Originator will maintain arm's length relationships with the Company, and each Originator will be compensated at market rates for any services it renders or otherwise furnishes to the Company; and

        (vii) No Originator will be, or will hold itself out to be, responsible for the debts of the Company or the decisions or actions in respect of the daily business and affairs of the Company (other than with respect to such decisions or actions of an Originator in its capacity as Servicer).


    (i) Receipt of Collections. Each Originator shall promptly (within two Business Days) remit to the applicable post office box related to the Lockbox Accounts (or cause to be deposited directly to such Lockbox Accounts) all Collections received by such Originator (and any amounts so received shall be held in trust for the Company prior to such deposit).

    (j) Post Office Boxes. Within 10 Business Days after the date hereof, Originator shall deliver to the Agent (with a copy for Purchaser) a certificate from an authorized officer of such Originator to the effect that (i) the name of the renter of all post office boxes into which Collections may from time to time be mailed have been changed to the name of the Company (unless such post office boxes are in the name of the relevant Lockbox Banks) and (ii) all relevant postmasters have been notified that each of Servicer and the Agent are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Lockbox Banks).

   6.2. Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date with respect to such Originator, each Originator shall, unless the Agent and the Company shall otherwise consent in writing, furnish to the Company and the Agent:

    (a) Proceedings. As soon as possible and in any event within three Business Days after any executive officer or the general counsel of such Originator has knowledge thereof, written notice to the Company and the Agent of (i) all pending proceedings and investigations of the type
described in    Section 5.6 not previously disclosed to the Company and/or the
Agent and (ii) all material adverse developments that have occurred with respect to any previously disclosed proceedings and investigations; provided, however, that if such proceedings and investigations are unrelated to the Receivables and the servicing thereof, such written notice may be delivered within 10 Business Days after such executive officer or general counsel of such Originator has knowledge thereof;

    (b) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables, the Related Rights or such Originator's performance hereunder that the Company or the Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchaser, the Agent or any other Affected Party under or as contemplated by the Transaction Documents.

   6.3. Negative Covenants. From the date hereof until the date following the Liquidation Termination Date, each Originator agrees that, unless the Agent and the Company shall otherwise consent in writing, it shall not (except that if the Purchase and Sale Termination Date shall occur with respect to less than all of the Originators, then any such Originators with respect to which the Purchase and Sale Termination Date shall have occurred shall no longer be subject to the restrictions set forth in this Section 6.3 following the date upon which all Receivables sold by such Originators to the Company shall have been paid in full or have become Defaulted Receivables):

    (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract, Collections or Related Security, or any interest therein, or assign any right to receive income in respect thereof, or (ii) create or suffer to exist any Adverse Claim upon or with respect to any proceeds of its inventory.

    (b) Extension or Amendment of Receivables. Solely to the extent it is then acting as Servicer or a subservicer, except in accordance with the Credit and Collection Policy, extend, amend or otherwise modify the terms of any Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

    (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or materially alter its

Credit and Collection Policy, which change would, in either case, materially impair the collectibility of any material portion of the Receivables.

    (d) Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC) unless such "instrument" shall be delivered to the Company (which in turn (if the Receivables Purchase Agreement is then in effect) shall deliver the same to the Purchaser (or the Agent on its behalf)).

    (e) Mergers, Acquisitions, Sales, etc. Enter into any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of such Originator and its Subsidiaries; or make any material change in its present method of conducting business; provided, however, that as long as immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of such Person prior to such transaction;


       (i) any Subsidiary of an Originator may be merged or consolidated with or into such Originator or FTL (provided, however, that such Originator or FTL, as the case may be, shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Subsidiaries of such Originator or FTL, as the case may be (provided, however, that the Wholly-Owned Subsidiary or Subsidiaries or FTL, as the case may be, shall be the continuing or surviving corporation);

      (ii) any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Originator or FTL or any other Wholly-Owned Subsidiary of such Originator or FTL, as the case may be.


    (f) Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and Related Security by Originator to the Company.

    (g) Transaction Documents. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Documents, except those which exist as of the Initial Closing Date.

                                  ARTICLE VII.

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

   7.1. Rights of the Company.

    (a) Each Originator hereby authorizes the Company and the Servicer (if other than such Originator) or their respective designees to take any and all steps in such Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables and Related Rights, including, without limitation, endorsing such Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

    (b) Consistent with the Company's ownership of the Receivables and Related Rights, the Company shall have all rights to and shall be solely responsible for servicing, administering and collecting the Receivables. The Company shall appoint the Person designated as Servicer pursuant to the terms of the Receivables Purchase Agreement to perform such services with respect to the Receivables and Related Rights.

    (c) Each Originator hereby acknowledges that the Lockbox Accounts shall be in the sole dominion and control of the Company (or its agent or assignee).
The Lockbox Accounts shall be used exclusively for proceeds of Receivables, and the Originators shall not permit any other funds to be deposited therein. To the extent any funds other than proceeds of the Receivables are deposited in any Lockbox Account, the Company (or the Servicer) shall remove such funds within two Business Days of the discovery of the deposit of such funds.

    7.2. Responsibilities of Originators. Anything herein to the contrary notwithstanding:

     (a) Each Originator agrees to direct in the invoices sent by it to Obligors, and hereby grants to each of the Company and the Agent the authority to direct, all Obligors to make payments of Receivables directly to a Lockbox Account at a Lockbox Bank.

    (b) Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

    (c) None of the Company, Servicer (if other than an Originator), Purchaser or the Agent shall have any obligation or liability to any Obligor or any other third Person arising under any Contracts related to any Receivable or any other related agreements, nor shall the Company, Servicer (if other than an Originator), Purchaser or the Agent be obligated to perform any of the obligations of an Originator thereunder.

    (d) Each Originator hereby grants to Servicer (if other than such Originator) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable or Related Right.

    7.3. Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company or Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables (and the Related Rights) purchased by, or contributed to, the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, each Originator will:

    (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

    (b) mark the summary master control data processing records with the legend set forth in Section 4.1(i).

Each Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables (and the Related Rights) now existing or hereafter generated by such Originator. If an Originator fails to perform any of its agreements or obligations under this Agreement within two Business Days after a request has been made by the Company or the Agent to so perform, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Company or its designee incurred in connection therewith shall be payable by such Originator as provided in
Section 10.6.

    7.4. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company or the Agent, be applied first, as a Collection of any Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

   7.5. Remedies Cumulative. Upon default by an Originator of its obligations hereunder, the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, such default shall not deny the Company any remedy in addition to termination of the Purchase Facility to which the Company may be otherwise appropriately entitled, whether at law or equity.

                                 ARTICLE VIII.

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     In order to induce the Originators to enter into this Agreement and to sell or contribute (in the case of Union) Receivables and Related Rights hereunder, the Company, in its capacity as purchaser under this Agreement, hereby makes the representations and warranties set forth in this Article VIII.

   8.1. Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

   8.2. Due Qualification. The Company is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction where the ownership or leasing of property or the character of its operations makes such qualifications necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

   8.3. Power and Authority: Due Authorization. The Company has (i) all necssary power, authority and legal rights to (A) execute, deliver and perform its obligations under each Transaction Document to which is a party, and (B) to purchase or accept contribution of Receivables and Related Rights on the terms and subject to the conditions herein provided; and (ii) duly authorized by all necessary corporate action execution, delivery and performance of the Transaction Documents to which it is a party and the purchase, contribution and assignment of Receivables and Related Rights on the terms and conditions herein provided.

     8.4. Valid Sale or Contribution; Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by the Company when duly executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be subject to (i) the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors, rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

     8.5. Purchase Price. The purchase price payable by the Company to each Originator hereunder is intended by the Company to be consistent with the terms that would be obtained in an arm's length sale. The Servicer's Fee payable to the Servicer is intended to be consistent with terms that would be obtained in an arms length servicing arrangement.

                                  ARTICLE IX.

                                INDEMNIFICATION

     9.1. Indemnities by Originators.

     (a) Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone, hereby agrees to indemnify the Company and each of its successors, transferees and assigns, and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following (without duplication of amounts payable pursuant to Section 3.4):

          (i) the transfer by an Originator of an interest in any Receivable or Related Right to any Person other than the Company;

         (ii) the breach of any representation or warranty made by an Originator under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Originator pursuant hereto or thereto, any of which shall have been false or incorrect in any material respect when made or deemed made;

         (iii) the failure by an Originator to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest and maintain vested in the Company an ownership interest in the Receivables generated by an Originator and Related Rights free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, Purchaser or Agent, whether existing at the time of the purchase or contribution of such Receivables or at any time thereafter;

          (v) the failure of an Originator to file with respect to itself, or any delay by such Originator in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Originator or Related Rights, whether at the time of any purchase or contribution or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by such Originator (including, without limitation, a defense based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the goods or services related to any such Receivable or the furnishing of or failure to furnish such goods or services;

         (vii) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;

        (viii) any litigation, proceeding or investigation against an Originator;

          (ix) any tax or governmental fee or charge (other than any tax excluded pursuant to the proviso below), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase, contribution or ownership of the Receivables or any Related Right connected with any such Receivables; and

           (x) any failure of an Originator, individually or as Servicer, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of a Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse to an Originator for non-payment of the Receivables due to credit reasons of Obligors and (iii) any tax based upon or measured by net income or gross receipts.

     If for any reason the indemnification provided above in this Section 9.1(a) is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law. Promptly after receipt by a Purchase and Sale Indemnified Party under this Article IX of notice of any claim or the commencement of any action arising out of or as a result of any of paragraphs (i) through (x) above, the Purchase and Sale Indemnified Party shall, if a claim in respect thereof is to be made against an Originator under this Article IX, notify such Originator in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Originator shall not relieve it from any liability which it may have under this
Article IX except to the extent it has been materially prejudiced by such failure.

    (b) Promptly after the receipt by a Purchase and Sale Indemnified Party or Parties of a notice of the commencement of any action, suit, proceeding, investigation or claim against such Purchase and Sale Indemnified Party or Parties as to which it proposes to demand indemnification from an Originator or Originators pursuant to this Section 9.1, such Purchase and Sale Indemnified Party or Parties shall notify the applicable Originators and the Servicer in writing of the commencement thereof; but the failure so to notify such Originators and the Servicer will not relieve any such Originator from any liability which such Originator may have to such Purchase and Sale Indemnified Party or Parties pursuant to this Section 9.1 unless to the extent that such failure results in the forfeiture by any such Originator of substantive rights and defenses. After such notice, if (i) the applicable Originators shall acknowledge in writing to such Purchase and Sale Indemnified Party or Parties that such Originators shall be obligated to indemnify such Purchase and Sale Indemnified Party or Parties under this Section 9.1 with respect to such action, suit, proceeding, investigation or claim, (ii) the defendants in, or targets of, any such action, suit, proceeding, investigation or claim include both such Originators and any such Purchase and Sale Indemnified Party or Parties, and (iii) the Purchase and Sale Termination Date shall not have occurred, such Originators to the extent that they shall wish, jointly with such Purchase and Sale Indemnified Party or Parties, shall be entitled to participate therein in defense of such action, suit, proceeding or investigation, and such Originators and such Purchase and Sale Indemnified Party or Parties shall cooperate in the defense thereof and shall retain counsel reasonably satisfactory to such Originators and such Purchase and Sale Indemnified Party or Parties to undertake the joint defense of such Originators and such Purchase and Sale Indemnified Party or Parties at such Originators' cost, risk and expense. If (i) in the reasonable opinion of such Purchase and Sale Indemnified Party or Parties, the engagement of such counsel would present a conflict of interest that would prevent such counsel from effectively undertaking such joint defense, (ii) such Purchase and Sale Indemnified Party or Parties reasonably conclude that there may be legal defenses available to it or them that are different from or in addition to those available to such Originators, (iii) such Originators fail to employ counsel reasonably satisfactory to such Purchase and Sale Indemnified Party or Parties in a timely manner, or (iv) if the Purchase and Sale Termination Date shall occur, then such Purchase and Sale Indemnified Party or Parties may employ separate counsel to represent or defend it or them in any such action, suit, proceeding or investigation and such Originators shall pay all fees, expenses and disbursements of such counsel; provided, however, that in no event shall such Originators be liable for the fees, expenses and disbursements of more than one counsel representing all Purchase and Sale Indemnified Parties that are parties to the same action, suit, proceeding, investigation or claim.

    (c) No Originator shall (i) without the prior written consent of the relevant Purchase and Sale Indemnified Party or Parties (which consent shall not be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending action, suit, proceeding, investigation or claim in respect to which indemnification or contribution may be sought hereunder (whether or not the relevant Purchase and Sale Indemnified Party or Parties are actual or potential parties to such claim) unless such settlement, compromise or consent includes an unconditional release of each relevant Purchase and Sale Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or (ii) be liable for any settlement of any such action affected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment of the plaintiff in any action, the Originators agree to indemnify and hold harmless any Purchase and Sale Indemnified Party from and against any Purchase and Sale Indemnified Amounts relating thereto.

     In the event of any dispute between any Purchase and Sale Indemnified Party or Parties, on the one hand, and any Originator, on the other hand, as to whether such Originator is acting reasonably in objecting to any proposed settlement, compromise or consent, such dispute shall be resolved through binding arbitration in Chicago, Illinois in accordance with the commercial arbitration rules of the American Arbitration Association. There shall be a single arbitrator to be selected by mutual agreement of such Purchase and Sale Indemnified Party or Parties and such Originators (or if such parties cannot agree on an arbitrator, by an arbitrator selected by a federal or state court located in the City of Chicago). Any such arbitration must be commenced not later than 30 days after the date such dispute arose.

                                   ARTICLE X.

                                 MISCELLANEOUS

    10.1. Amendments, etc.

    (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Originators, the Company, the Servicer (if other than an Originator) and the Agent (if the Receivables Purchase Agreement is then in effect).

    (b) No failure or delay on the part of the Company, Servicer, an Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, Servicer, or Originators in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

   10.2. Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

    10.3. No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    10.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company, Originators and each of their respective successors and permitted assigns. No Originator may assign its rights hereunder or any interest herein without the prior consent of the Company and, if the Receivables Purchase Agreement is then in effect, the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Purchase and Sale Termination Date with respect to all of the Originators on which all Originators have received payment in full for all Receivables and Related Rights purchased pursuant to
Section 1.1 hereof. The rights and remedies with respect to any breach of any representation and warranty made by an Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

    10.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

    10.6. Costs, Expenses and Taxes. In addition to the obligations of Originators under Article IX, Originators agree to pay on demand:

    (a) all reasonable costs and expenses in connection with the enforcement of this Agreement and the other Transaction Documents; and

    (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        10.7. Consent to Jurisdiction; Waiver of Immunities. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT:

          (a) IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

        10.8. Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        10.9. Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

        10.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

        10.11. Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this

Agreement shall be assigned by the Company to the Purchaser pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agent and the Purchaser are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      FTL RECEIVABLES COMPANY


                                      By:_________________________
                                      Name:
                                      Title:

                                      233 South Wacker Drive
                                      Suite 5000
                                      Chicago, Illinois 60606
                                      Telephone No.: (312) 876-7000
                                      Facsimile No.: (312) 993-1888
                                      Attention: Brian J. Hanigan


                                      ORIGINATORS:

                                      UNION UNDERWEAR COMPANY, INC.


                                      By:_________________________
                                      Name:
                                      Title:

                                      233 South Wacker Drive
                                      Suite 5000
                                      Chicago, Illinois 60606
                                      Telephone No.: (312) 876-7000
                                      Facsimile No.: (312) 993-1888
                                      Attention: Brian J. Hanigan


                                      PRO PLAYER, INC.


                                      By:_________________________
                                      Name:
                                      Title:

                                      233 South Wacker Drive
                                      Suite 5000
                                      Chicago, Illinois 60606
                                      Telephone No.: (312) 876-7000
                                      Facsimile No.: (312) 993-1888
                                      Attention: Brian J. Hanigan

                                      SALEM SPORTSWEAR, INC.


                                      By:__________________________
                                      Name:________________________
                                      Title:_______________________

                                      233 South Wacker Drive
                                      Suite 5000
                                      Chicago, Illinois 60606
                                      Telephone No.: (312) 876-7000
                                      Facsimile No.: (312) 993-1888
                                      Attention: Brian J. Hanigan




Acknowledged and consented by:

UNION UNDERWEAR COMPANY, INC.,
as Servicer


By:__________________________
Name:________________________
Title:_______________________

233 South Wacker Drive
Suite 5000
Chicago, Illinois 60606
Telephone No.: (312) 876-7000
Facsimile No.: (312) 993-1888
Attention: Brian J. Hanigan

                                 SCHEDULE 5.13

                                OFFICE LOCATIONS

                                     None.

                                 SCHEDULE 5.14

                                  TRADE NAMES


                                     None.

                                   EXHIBIT A

                            FORM OF PURCHASE REPORT

                                   EXHIBIT B

                                FORM OF FTL NOTE

                                   EXHIBIT C

                    FORM OF OPINION OF ORIGINATOR'S COUNSEL